               GERMAN AMERICAN BANCORP


      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
              TO BE HELD APRIL 25, 1996


    The Annual Meeting of Shareholders of German
American Bancorp (the "Corporation") will be held at the principal office of The German American Bank, 711 Main
Street, Jasper, Indiana, on Thursday, April 25, 1996, at
10:00 a.m., Jasper time, for the following purposes:

    1. To elect five Directors to hold office until the 1998 Annual Meeting of Shareholders and until their successors are elected and have qualified.

    2.   To transact such other business as may
         properly come before the meeting.

    Holders of record of Common Shares of German
American Bancorp at the close of business on March 1, 1996, are entitled to notice of and to vote at the Annual
Meeting.


    SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN
PERSON.  ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND
THE MEETING, ARE REQUESTED TO COMPLETE, SIGN AND DATE THE
ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE
UNITED STATES.


                             BY ORDER OF THE BOARD
                             OF DIRECTORS

                             URBAN R. GIESLER
                             SECRETARY
MARCH 25, 1996
JASPER, INDIANA






              (ANNUAL REPORT ENCLOSED)

                   PROXY STATEMENT

          ANNUAL MEETING OF SHAREHOLDERS OF
               GERMAN AMERICAN BANCORP

                   APRIL 25, 1996


    This Proxy Statement is being furnished to shareholders on or about March 25, 1996, in connection with the solicitation by the Board of Directors of German
American Bancorp  (the "Corporation"), 711 Main Street,
Jasper, Indiana 47546, of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m., Jasper time, on Thursday, April 25, 1996, at the foregoing address. The Corporation is the parent holding company for The German American Bank, Jasper, Indiana
("German American"); The Union Bank, Loogootee, Indiana
("Union"); Community Trust Bank, Otwell, Indiana
("Community"); and First State Bank, Southwestern
Indiana, Tell City, Indiana ("First State Bank"). At times herein, German American, Union, Community, and
First State Bank are referred to collectively as the "Banks."

    At the close of business on March 1, 1996, the record date for the Annual Meeting, there were 1,825,040
Common Shares outstanding and entitled to vote at the Annual Meeting. On all matters, including the election of Directors, each shareholder will have one vote for each share held.

    If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by either (a) filing with the Secretary (or other officer or agent of the Corporation authorized to tabulate votes) (i) a written instrument revoking the proxy or (ii) a subsequently dated proxy, or (b) attending the Annual Meeting and voting in person.
Unless revoked, the proxy will be voted at the Annual
Meeting in accordance with the instructions of the shareholder as indicated on the proxy. If no instructions are given, the shares will be voted as recommended by the Directors.

                ELECTION OF DIRECTORS

                      NOMINEES

    Five Directors are to be elected at the Annual
Meeting. The Board of Directors, which currently consists of ten members, is divided into two classes of equal size with the terms of one class expiring each year. Generally, each Director serves until the annual meeting of the shareholders held in the year that is two years after such Director's election and thereafter until such Director's successor is elected and has qualified.
The terms of the current Directors expire as follows:
1996 -- Directors Mehne, Ruckriegel, Schroeder, Seger, and Steurer; 1997 -- Directors Astrike, Buehler, Hoffman,
Lett and Place. Each Director will be elected by a plurality of the votes cast in the election. Shares present but not voted for any nominees do not affect the determination of whether a nominee has received a plurality of the votes cast.

    It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of Directors of Gene C. Mehne, Robert L. Ruckriegel, Mark A. Schroeder, Larry J. Seger and Joseph F. Steurer, each of whom is now a Director whose present term expires this year. Each such person has indicated that he will accept nomination and election as a Director. If, however, any such person is unable or unwilling to accept nomination or election, it is the intention of the Board of Directors to nominate such other person as Director as it may in its discretion determine, in which event the shares subject to the proxy will be voted for that person.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
FOR THE FIVE NOMINEES IDENTIFIED ABOVE. (ITEM 1 ON THE
PROXY)

    The following table presents certain information as of January 1, 1996 regarding the current Directors of the Corporation, including the five nominees proposed by the Board of Directors for election at this year's Annual
Meeting. Unless otherwise indicated in a footnote, the principal occupation of each Director has been the same for the last five years and such Director possesses sole voting and investment powers with respect to the shares indicated as beneficially owned by such Director. Unless specified otherwise, a Director is deemed to share voting and investment powers over shares indicated as held by a spouse, children or other family members residing with the Director.

                                               Shares Benefi-
                                                cially Owned
Name,                                            (Percentage
Present Principal                  Director    of Outstanding
Occupation and Age                  Since 1    Common Shares)

GEORGE W. ASTRIKE                   1982          9,180 3
Chairman of the Board and Chief                  (0.5%)
Executive Officer of the Corporation 2
60

DAVID G. BUEHLER                    1984        134,798 4
President of Buehler Foods, Inc.                 (7.4%)
56

WILLIAM R. HOFFMAN                  1986         39,441 5
Farmer; Vice-President and Director of           (2.2%)
Patoka Valley Feeds, Inc.
58

MICHAEL B. LETT                     1993         97,493 7
Attorney, Lett & Jones 6                         (5.3%)
51

GENE C. MEHNE*                      1979         21,759 8
Vice President and Manager of                    (1.2%)
Mehne Farms, Inc.
51

A. WAYNE ("SKIP") PLACE, JR.        1990         14,511 9
President and Chief Executive Officer            (0.8%)
of Jasper Rubber Products, Inc.
48

ROBERT L. RUCKRIEGEL*               1983         98,52610
President of B. R. Associates, Inc.              (5.4%)
(restaurants)
60

MARK A. SCHROEDER*                  1991          5,28212
President and Chief Operating                    (0.3%)
Officer of the Corporation 11
42

LARRY J. SEGER*                     1990         21,28613
Vice President of Wabash Valley                  (1.2%)
Produce, Inc. (egg and turkey production)
45

JOSEPH F. STEURER*                  1983         12,59914
Chairman and Chief Executive Officer             (0.7%)
of JOFCO, Inc. (office furniture)
59

*Nominee

1 Includes service on the Board of German American prior to the organization of the Corporation.

2 Mr. Astrike also serves as Chairman of the Board of German American, a Director of each of the Banks, and an officer and/or a Director of all nonbank affiliates of the Corporation.

3 Includes 5,861 shares that Mr. Astrike has options to purchase.

4   Includes 131,891 shares owned by Buehler Foods,
    Inc., of which Mr. Buehler is President and majority shareholder and with respect to which Mr.
    Buehler shares voting and investment powers, and 2,906 shares held jointly by Mr. Buehler and his wife. Mr. Buehler, his wife, Buehler Foods, Inc., and Joseph E. Buehler, Mr. Buehler's brother, who owns 117 shares directly, beneficially own as a group 134,915 shares.

5 Includes 3,385 shares owned jointly by Mr. Hoffman and his wife, and 8,509 shares owned by Mr.
    Hoffman's wife.

6   Mr. Lett has served on the Board of Union since
    1982. Mr. Lett's brother, J. David Lett, also serves as a Director of Union.

7 Includes 229 shares held by Mr. Lett's wife, who also holds 163 shares as custodian for their son;
    93,454 shares held by Mr. Lett's mother; and 1,858 shares held by Mr. Lett's brother, with all of whom Mr. Lett may be deemed to act as a group.

8   Includes 20,413 shares held by Mr. Mehne's mother;
    158 shares owned by Mr. Mehne's wife; and 353 shares held by German American as trustee for the Mehne Farms, Inc. Qualified Plan.

9 Includes 3,341 shares owned jointly by Mr. Place and his wife; 30 shares which Mr. Place holds as custodian for his son and two daughters; 2,100 shares owned by Jasper Rubber Products, Inc., of which Mr. Place is President and Chief Executive
    Officer; and 207 shares held by Mr. Place as a Co-
    Trustee of the A. Wayne Place Testamentary Trust.

10 Includes 787 shares owned jointly by Mr. Ruckriegel and his wife, and 30,266 shares owned by Mr. Ruckriegel's wife.

11  Mr. Schroeder was named President and Chief
    Operating Officer of the Corporation effective
    July 1, 1995, after having served as President of German American since January 1991. Mr. Schroeder also is a Director of each of the Banks, and an officer and/or a Director of the Corporation's nonbank affiliates.

12 Includes 2,625 shares that Mr. Schroeder has options to purchase, consisting of options for 1,050 shares that are currently exercisable and options for 1,575 shares that will become exercisable on April 20, 1996.

13  Includes 11,003 shares owned by certain
    corporations of which Mr. Seger is an executive officer and a shareholder.

14  Includes 1,968 shares owned by Mr. Steurer's wife.

              COMMITTEES AND ATTENDANCE

    The Board of Directors of the Corporation held five meetings during 1995. The Corporation has standing audit and compensation committees but does not have a nominating committee. The Audit Committee, consisting of Directors Hoffman, Lett, Mehne and Place, met five times in 1995. The Audit Committee reviews with the Corporation's independent auditors the scope of the audit to be undertaken and the results of the audit and also reviews the results of internal audits. The
Corporation's Compensation Committee, consisting of
Directors Astrike, Buehler, Place, Ruckriegel, Schroeder and Steurer, met three times in 1995. The Corporation's
Compensation Committee makes salary and bonus recommendations to the Board of Directors and administers the Stock Option Plan. Each of the Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors of the Corporation and the committees on which he served during 1995.

              COMPENSATION OF DIRECTORS

    Each Director of the Corporation, including
Directors who are salaried officers of the Corporation, receives $250 per quarter, regardless of meeting attendance. All of the members of the Corporation's
Board also serve on the Board of at least one of the Banks and received compensation for such service during 1995. German American pays each Director a monthly fee of $400 in addition to $100 for every regular Board meeting attended and $80 for each committee meeting attended (for a maximum of five committee meetings per month). Union pays each Director a fee of $300 per month, and an additional $75 for each meeting attended and $50 for each committee meeting attended. Community pays Directors a monthly fee of $375 ($300 if the

Director fails to attend a regular meeting of the Board) and $50 for each committee meeting attended per month
(for a maximum of three committee meetings per month).
First State Bank pays each Director $300 per month plus
$100 for each Board meeting attended.

    In 1992 the German American Board of Directors approved a Director Compensation Deferral Program. A
Director who chooses to participate in the program may defer 100 percent (not to exceed $6,600 per year) of his Board fees for five years. Interest accumulates on deferred amounts at the greater of eight percent or the five-year moving average of German American's return on equity. The accumulated amounts are paid to the Director, or the Director's designated beneficiary, upon the retirement, disability or death of the Director, or, subject to German American's approval, in the event of an unforeseeable financial emergency experienced by the Director. All of the Directors deferred Director fees under the program in 1995.

               EXECUTIVE COMPENSATION

    The following table sets forth information regarding compensation paid for the fiscal years indicated to the Corporation's Chief Executive Officer and the
Corporation's other most highly compensated executive officers, based on salary and bonus earned during fiscal
1995.

                  SUMMARY COMPENSATION TABLE

                                   Long-Term
                                          Compensation
                    Annual Compensation      Awards

                                           Securities
                                           Underlying
  Name and                                        Options/   All Other
Principal Position   Year     Salary       Bonus   SARs 1  Compensation
George W. Astrike,    1995  $168,000    $39,480    1,981    $38,4722
 Chairman and         1994  $158,000    $32,420    1,136    $26,561
 C.E.O. of the        1993  $155,800    $31,160    9,450    $24,872
 Corporation

Mark A. Schroeder,    1995  $110,000    $25,850    1,050    $25,5123
 President and C.O.O. 1994  $ 92,200    $18,919    1,050    $21,281
 of the Corporation   1993  $ 87,000    $17,400    7,875    $20,622

Stan Ruhe,            1995   $95,000    $21,138        0    $11,7124
 Executive Vice       1994   $85,000    $17,441        0    $10,344
 President of the     1993   $81,000    $16,200    4,725     $9,820
 Corporation and
 German American

1 The numbers of shares underlying options have been adjusted to reflect the December 1995 five percent stock dividend and are rounded to the nearest whole share.

2     Represents contributions of $8,023 under the Profit
      Sharing Plan, matching contributions of $8,023 under the 401(k) Plan, Director fees in the amount of $10,020, and $12,406 in above-market interest credited on deferred salary and Director fees.

3     Represents contributions of $6,915 under the Profit
      Sharing Plan, matching contributions of $6,915 under the 401(k) Plan, Director fees in the amount of $10,280, and $1,402 in above-market interest credited on deferred Director fees.

4     Represents contributions of $5,856 under the Profit
      Sharing Plan and matching contributions of $5,856 under the 401(k) Plan.

      In 1992 the German American Board of Directors entered into a Deferred Compensation Agreement with Mr.
Astrike. A primary purpose of the Agreement, like that of the Director Compensation Deferral Program, is to provide a long-term incentive to maximize shareholder value through increases in German American's return on equity. The Agreement permits Mr. Astrike to defer in advance up to $150,000 of the compensation that he would otherwise be entitled to receive from German American for his services. Interest is credited to the amounts deferred by Mr. Astrike at the rate of the greater of eight percent or the five-year moving average of German
American's return on equity.  The amounts deferred by Mr.
Astrike are unfunded and Mr. Astrike's rights to such deferred amounts are those of an unsecured general creditor of German American. Mr. Astrike elected to defer a portion of his 1995 salary. Mr. Astrike is not eligible to receive profit sharing and matching contributions pursuant to the German American Profit
Sharing and 401(k) Plan on deferred compensation. As a result, he did not receive $2,434 in profit sharing and matching contributions in 1995 that he otherwise would have received.

           OPTION/SAR* GRANTS IN LAST FISCAL YEAR

      The following table presents information on the stock option grants that were made during 1995 pursuant to the German American Bancorp 1992 Stock Option Plan.
The only stock options granted during the year were replacement options that were granted to optionees who tendered already owned Common Shares of the Corporation in payment of the exercise price for options that had been granted to them in 1993. (Numbers of options and per share exercise prices have been adjusted to reflect the December 1995 stock dividend.)

                                                             Potential Realizable
                                                               Value at Assumed
                                                             Annual Rates of Stock
                                                            Price Appreciation for
                 Individual Grants                               Option Term 1

               Number of   $ of Total
              Securities  Options/SARs
              Underlying   Granted to   Exercise or
             Options/SARs Employees in  Base Price Expiration
Name            Granted    Fiscal Year    ($/Sh)      Date         5%      10%
George W.
Astrike        1,981 2         56%       $29.71       4/19/2003   $27,397   $65,314
Mark A.
Schroeder      1,050 2         30%       $29.71       4/19/2003   $14,522   $34,619

*The Corporation does not grant Stock Appreciation Rights
("SARs").

1 The amounts in the table are not intended to forecast possible future appreciation, if any, of the Corporation's Common Shares. Actual gains, if any, are dependent upon the future market price of the Corporation's Common Shares and there can be no assurance that the amounts reflected in this table will be achieved.

2 On July 10, 1995, Messrs. Astrike and Schroeder exercised incentive stock options previously granted under the Stock Option Plan. The options had been granted on April 20, 1993, at the estimated aggregate fair market value of the shares on that date. (The number of shares underlying the options and the per share grant price have been adjusted to reflect the September 1993 three-for-two stock split and the December 1995 five percent stock dividend.) The Stock Option Plan provides that if the optionee tenders Common Shares of the

      Corporation already owned by the optionee aspayment, in whole or in part, of the exercise price for the shares the optionee has elected to purchase under the option, then the Corporation is obligated to use its best efforts to issue a replacement option of the same type (incentive or non-qualified option), with the same expiration date as the option that was exercised, and covering a number of shares equal to the number of shares tendered. The per share exercise price of the replacement option is the fair market value of a Common Share of the Corporation on the date of exercise of the original option. Replacement options are not exercisable for a period of twelve months following their date of grant and are subject to cancellation if during such twelve-month period the optionee sells any Common Shares of the Corporation other than in payment of the exercise price of another option under the Stock Option
      Plan. Upon the exercise of options on July 10, 1995, Mr. Astrike was granted a replacement option for 1,981 shares and Mr. Schroeder was granted a replacement option for 1,050 shares. The replacement options have an exercise price of $29.71 per share, subject to adjustment pursuant to the Stock Option Plan, and become exercisable in full on July 10, 1996. The Stock Option Plan also provides that if a corporate reorganization would result in the termination of the Plan and unexercised options, then all unexercised options will become immediately exercisable regardless of any vesting requirements.


             AGGREGATED OPTION/SAR EXERCISES IN
            LAST FISCAL YEAR AND FISCAL YEAR-END
                      OPTION/SAR VALUES

      The following table sets forth information with respect to options that have been granted to Messrs. Astrike, Schroeder and Ruhe pursuant to the German American Bancorp 1992 Stock Option Plan and the option exercises that occurred during 1995. (Numbers of options and per share exercise prices have been adjusted to reflect the December 1995 stock dividend.)

                                      Number of Unexercised  Value of Unexercised
                                     Options/SARs at FiscalIn-the-Money Options/SARs
                                          Year-End (#)      at Fiscal Year-End ($)

                 Shares
               Acquired on     Value      Exercisable/           Exercisable/
 Name         Exercise (#) Realized ($)   Unexercisable          Unexercisable
George W.       2,940      $26,666    5,861/1,981 options1       $44,226/$5744
Astrike
Mark A.         1,575      $14,285    1,050/5,775 options2        $0/$44,5314
Schroeder
Stan Ruhe         787       $7,143    1,102/2,835 options3       $10,315/$26,5364


1 In 1993 Mr. Astrike was granted an option to purchase 9,450 Common Shares at an exercise price of $20.64 per share. The option became exercisable with respect to one-half of the shares immediately upon grant and became exercisable with respect to the other one-half of the shares on April 20, 1994.
      On July 10, 1995, Mr. Astrike exercised the option with respect to 2,940 shares and was granted a replacement option to cover the 1,981 shares that he had tendered in partial payment of the exercise price. The replacement option is for a price of $29.71 per share and becomes exercisable on July
      10, 1996.

2     In 1993 Mr. Schroeder was granted an option to
      purchase 7,875 Common Shares at an exercise price
      of $20.64 per share.   The option becomes
      exercisable with respect to twenty percent of the shares covered by the option on each of the five anniversary dates beginning on the first anniversary date after the grant of the option. On
      April 20, 1996, the option will become exercisable with respect to an additional 1,500 shares. On
      July 10, 1995, Mr. Schroeder exercised the option with respect to the 1,500 shares that were then exercisable and was granted a replacement option to cover the 1,050 shares that he had tendered in partial payment of the exercise price. The replacement option is for a price of $29.71 per share and becomes exercisable on July 10, 1996.

3     In 1993 Mr. Ruhe was granted an option to purchase
      4,725 Common Shares at an exercise price of $20.64 per share. The option becomes exercisable with respect to twenty percent of the shares covered by the option on each of the five anniversary dates beginning on the first anniversary date after the grant of the option. The option will become exercisable with respect to an additional 945 shares on April 20, 1996. On July 10, 1995, Mr.
      Ruhe exercised the option with respect to 787 of the shares that were then exercisable.

4 Represents the difference between the last trade price of the Corporation's Common Shares as reported on NASDAQ on December 28, 1995, and the exercise price of those options having an exercise price in excess of the last trade price, multiplied by the number of options.

               COMPENSATION COMMITTEE REPORT
                  ON EXECUTIVE COMPENSATION

OVERALL COMPENSATION POLICY

      The executive management positions of the Corporation and German American were restructured in July
1995 in response to the expansion of the Corporation in the past several years to include four bank subsidiaries.
Prior to July 1995, Mr. Astrike and Mr. Schroeder served as the primary executive officers of both German American and the Corporation. They received their compensation from German American and the Corporation reimbursed
German American for the time the two executives devoted to Corporation matters. Effective on July 1, 1995,
Messrs. Astrike and Schroeder began functioning primarily as executive officers of the Corporation, with Mr.
Astrike serving as Chairman and Chief Executive Officer of the Corporation and Mr. Schroeder serving as President and Chief Operating Officer of the Corporation. The two executives now receive their compensation from the Corporation.

      In connection with the restructuring, in July 1995 the Compensation Committee of the Board of Directors of the Corporation assumed from German American the responsibility for recommending the salaries, bonuses and other compensation to be paid to the executive officers of the Corporation. The Compensation Committee's recommendations as to compensation are submitted to the full Board of Directors for approval. The Compensation
Committee is composed of six members, consisting of four independent outside directors and two executive officers of the Corporation, Mr. Astrike and Mr. Schroeder.
Messrs. Astrike and Schroeder absent themselves from, and do not participate in, any Compensation Committee proceedings relating to the determination of their own compensation. The primary goals of the Compensation
Committee in determining compensation policy are to provide a level of compensation that will attract, motivate and help retain well-qualified executive officers and to further enhance shareholder return by more closely aligning the interests of executive officers with the interests of the Corporation's shareholders.
The Compensation Committee attempts to attain these goals by setting total compensation at competitive levels considering an executive officer's individual performance while also providing effective incentives tied to the Corporation's overall financial performance. The executive compensation program consists of three basic elements: (1) base salary, (2) annual incentive bonus awards, and (3) stock option awards.

BASE SALARY

      The Corporation attempts to provide Mr. Astrike and the other executive officers with a base salary that is competitive with the salaries offered by other bank holding companies of comparable size in Indiana and the surrounding states. Each year the Compensation Committee reviews salary surveys provided by trade associations and accounting firms. Increases in base compensation are not automatically based on increased compensation at comparable institutions, however, but also reflect the performance of the individual executive officer and of the Corporation.

      Based on an evaluation of individual performance, the performance of the Corporation in 1994 and on information provided by salary surveys, the Compensation
Committee recommended, and the Board approved, increases in the 1995 base salaries for Mr. Astrike and the other executive officers named in the Summary Compensation
Table.

ANNUAL INCENTIVE BONUS AWARDS

      Annual bonuses are awarded based on the extent that the Compensation Committee believes that they are merited based on the attainment of certain goals relating to the Corporation's return of equity and return on assets.
Based on these criteria, the bonuses awarded for 1995 to Mr. Astrike and the other named executive officers were higher than those awarded in 1994 and 1993.

STOCK OPTION AWARDS

      In 1992 the Corporation adopted a Stock Option Plan that provides for the award of incentive stock options and non-qualified stock options. The purpose of granting options is to provide long-term incentive compensation to complement the short-term focus of annual incentive bonus awards. The size of stock option awards depends upon the executive officer's level of responsibility and individual performance. Stock options are granted at the estimated fair market value of a Common Share of the Corporation on the date of grant.

      The four independent outside directors on the Compensation Committee also serve as the Stock Option
Committee of the Corporation, which administers the Stock
Option Plan. In April 1994 incentive stock options were awarded to Mr. Astrike and four other executive officers.
Mr. Astrike was granted options covering 9,450 shares and the options granted the other executive officers ranged in amount from 2,362 shares to 7,875 shares each (all share amounts have been adjusted to reflect the December
1995 five percent stock dividend). The option granted to Mr. Astrike vested immediately with respect to half of the shares covered by the option in recognition of his past years of service as Chief Executive Officer of the Corporation and vested with respect to the other half of the shares on April 20, 1994. The options granted to the other executive officers vest in twenty percent increments beginning one year after the date of grant and become fully exercisable on the fifth anniversary of the grant date.

      The only options granted under the Stock Option Plan during 1995 were replacement options. The Stock Option
Plan provides that if an optionee tenders Common Shares of the Corporation already owned by the optionee in whole or partial payment of the exercise price of an option, the Corporation will use its best efforts to grant the optionee a replacement option covering a number of shares equal to the number of already owned shares tendered. A replacement option is of the same type (incentive or non-qualified option) and has the same expiration date as the option exercised. The per share exercise price of a replacement option is the fair market value of a Common
Share of the Corporation on the date of exercise of the original option. On July 10, 1995, Mr. Astrike and one other named executive officer tendered shares to exercise options and each of them was granted a replacement option for a number of shares equal to the number of previously owned shares tendered.

      The Omnibus Budget Reconciliation Act enacted by the
United States Congress in August 1993 amended the
Internal Revenue Code of 1986 to disallow a public company's compensation deduction with respect to certain highly-paid executives in excess of $1 million unless certain conditions are satisfied. The Corporation presently believes that this provision is unlikely to become applicable in the near future to the Corporation because (a) the levels of base salary and annual incentive bonus awards of the Corporation's executive officers are substantially less than $1 million per annum, and (b) the new law generally does not apply to stock option plans that require that options be granted at not less than fair market value, subject to certain conditions. Therefore, the Corporation has not taken any action to adjust its compensation plans or policies in response to the adoption of this law.

SUBMITTED BY THE MEMBERS OF THE COMPENSATION COMMITTEE:

           George W. Astrike           Robert Ruckriegel
           David Buehler               Mark A. Schroeder
           A. Wayne Place              Joseph Steurer


        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

      Two of the persons who served during 1995 on the Compensation Committee of the Corporation's Board of
Directors, Messrs. Astrike and Schroeder, are executive officers of the Corporation. Messrs Astrike and Schroeder were not present for, and did not participate in, any Compensation Committee proceedings relating to the determination of their own compensation. None of the other four members of the Compensation Committee is, or previously was, an officer or employee of the Corporation.

      Mr. Buehler, a member of the Compensation Committee, is a principal shareholder, officer and director of Buehler Foods, Inc., which subleases space for two branch banking facilities to the German American Bank. In July
1995, German American Bank exercised its option to renew one sublease for a five-year term expiring July 31, 2000.
Scheduled rents payable to Buehler Foods, Inc. over this five-year renewal term will be, in the aggregate, approximately $75,625. A second sublease is scheduled to expire in 1996, but is renewable by the Bank subject to the renewal by Buehler Foods, Inc., of its primary lease.

                   STOCK PERFORMANCE GRAPH

      The SEC requires the Corporation to include in this proxy statement a line-graph presentation comparing the Corporation's cumulative, five-year shareholder returns with market and industry returns. The following graph compares the Corporation's performance with the performance of the NASDAQ Stock Market (U.S. Companies),
NASDAQ Bank Stocks, and a peer group of bank holding companies headquartered in Southern Indiana. The peer group includes the following: AMBANC Corp.; CNB
Bancshares, Inc.; First Financial Corporation; Indiana
United Bancorp; National City Bancshares, Inc.; and Old
National Bancorp. The returns of each company in the peer group have been weighted to reflect the company's market capitalization.





Index      1990       1991       1992       1993       1994  1995
German
American
Bancorp    100.00     115.81      142.20    209.36     216.77 225.94
Southern
 Indiana
 NASDAQ
 Bank
 Stocks    100.00     127.30      162.30    205.30     213.20 224.70
NASDAQ
 Bank
 Stocks    100.00     164.09      238.85    272.39     271.40 404.35
NASDAQ
 Stock
 Market    100.00     160.57      186.87    214.51     209.86 296.30

                  CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS

           During 1995, the bank subsidiaries of the Corporation had (and expect to continue to have in the future) banking transactions in the ordinary course of business with Directors, officers and principal shareholders of the Corporation and their associates. These transactions have been made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

                              APPOINTMENT OF AUDITORS

           Crowe, Chizek & Company served as auditors for the Corporation in 1995. Although it is anticipated that Crowe Chizek will be selected, the Audit Committee has not yet considered the appointment of auditors for 1996. Representatives of Crowe, Chizek & Company will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                         PRINCIPAL OWNERS OF COMMON SHARES

           The following table sets forth information as of January 1, 1996, relating to every person, including any group, known by management to beneficially own more than five percent of the Corporation's outstanding Common Shares and the beneficial ownership of the Corporation's Common Shares by all Directors and officers as a group.



Name and Address                                              Percent
of Beneficial Owner            Amount and Nature of             of
or Identity of Group           Beneficial Ownership            Class

BUEHLER GROUP 1                     134,915                     7.4%
C/O DAVID G. BUEHLER
1227 West 31st Street
Jasper, Indiana  47546


LETT GROUP 2                         97,493                     5.3%
C/O MICHAEL B. LETT
103 North Street
Loogootee, Indiana 47553


ROBERT AND LOVELLA RUCKRIEGEL 3      98,526                     5.4%
Box 1684
Der Buro Komplex
Highway 231 North
Jasper, Indiana  47546

All Directors and                 468,209 4                    25.7%
officers as a group,
consisting of 14 persons


1     The Buehler Group consists of David G. Buehler,
      Brenda Buehler, Joseph E. Buehler, and Buehler
      Foods, Inc. Buehler Foods, Inc., which owns of record 131,891 of these shares, is owned by David
      G. Buehler and his brother, Joseph E. Buehler, who share voting and investment power with respect to such shares. Mr. David Buehler owns one share, and he and his wife, Brenda Buehler, jointly own 2,906 shares. Mr. Joseph Buehler owns 117 shares.

2     The Lett Group consists of Mary E. Lett, her sons,
      Michael B. Lett and J. David Lett, and Beth A.
      Lett, wife of Michael B. Lett.  Of these shares,
      Mary E. Lett owns 93,454 shares, J. David Lett owns
      1,858 shares, and Beth A. Lett owns 229 shares and holds 163 as custodian for her and Mr. Lett's son.

3 Robert Ruckriegel and Lovella Ruckriegel are husband and wife. Mr. Ruckriegel owns of record
      67,473 shares, Mrs. Ruckriegel owns of record
      30,266 shares, and they jointly own 787 shares.

4 Includes 12,581 shares that officers have options to purchase that are exercisable within 60 days and 321,152 shares as to which voting and investment powers are shared by members of the group with spouses or others.


                        OTHER MATTERS

      The Board of Directors knows of no matters, other than those reported above, that are to be brought before the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

                          EXPENSES

      All expenses in connection with this solicitation of proxies will be borne by the Corporation.

                   SECTION 16(a) REPORTING

      Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Directors and executive officers to file with the Securities and Exchange
Commission reports showing ownership of and changes of ownership in the Corporation's Common Shares and other equity securities. On the basis of reports and representations submitted by the Corporation's Directors and executive officers, the Corporation believes that all required Section 16(a) filings for 1995 were timely made.
During 1995 it was realized, however, that no Initial
Statement of Beneficial Ownership on Form 3 had been filed for Stan Ruhe when he became an executive officer on August 11, 1987, at which time he did not own any securities of the Corporation. A Form 3 for Mr. Ruhe was filed on August 4, 1995.


        SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

      A shareholder desiring to submit a proposal for inclusion in the Corporation's proxy statement for the 1997 Annual Meeting of Shareholders must deliver the proposal so that it is received by the Corporation no later than November 25, 1996. Proposals should be mailed to Urban R. Giesler, Secretary of the Corporation, 711
Main Street, Jasper, Indiana 47546, by certified mail, return receipt requested.